Exhibit 99.1

Intrexon, ZIOPHARM, and MD Anderson in Exclusive CAR T Pact

Exclusive Licensing Agreement for CAR T Cell, TCR, NK Cell Programs and Associated Technologies for the Development of Non-Viral Adoptive Cellular Therapies

Combined Technologies to Leapfrog Clinical Pipeline of Next Generation Therapies Using Synthetic and Personalized Immunology

GERMANTOWN, Md., BOSTON, Ma., and HOUSTON, Tx., January 13, 2015 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology and its oncology partner, ZIOPHARM Oncology (NASDAQ:ZIOP), today announced a broad exclusive licensing agreement with The University of Texas MD Anderson Cancer Center, including an exclusive sublicensing agreement through MD Anderson for intellectual property developed at the University of Minnesota for the development of non-viral adoptive cellular cancer immunotherapies.

The licensed technologies arise from the laboratory of Laurence Cooper, M.D., Ph.D., professor of pediatrics at MD Anderson and Perry Hackett, Ph.D., professor within the College of Biological Sciences at Minnesota. The Cooper and Hackett laboratories have pioneered the design and clinical investigation of novel chimeric antigen receptor (CAR) T cell therapies using non-viral gene integration platforms. MD Anderson has built on this technology to deliver patient-derived T cells, as well as innovative approaches to generating products for universal off-the-shelf applications. When combined with Intrexon’s technology suite and ZIOPHARM’s clinically tested RheoSwitch Therapeutic System® interleukin-12 modules, the resulting proprietary methods and technologies may help realize the promise of genetically modified CAR T cells by tightly controlling cell expansion and activation in the body, minimizing off-target effects and toxicity while maximizing therapeutic efficacy.

“Genetically engineering our patients’ immune-system T cells to efficiently attack and destroy cancer cells represents one of the most exciting approaches with curative potential in oncology today,” MD Anderson President Ron DePinho, M.D., said. “We believe coupling MD Anderson’s unique CAR T cell approach with the powerful technologies of ZIOPHARM and Intrexon will allow us to build T cells that hit cancer harder, with greater precision, under tighter control and with potentially fewer side effects for patients. This agreement ranks as one of MD Anderson’s most substantial collaborations and will provide significant resources to fuel its mission of Making Cancer History®.”

“We are proud to see Perry Hackett’s discovery and development work on Sleeping Beauty, a non-viral DNA plasmid-based gene transfer system, in conjunction with Dr. Cooper’s expertise in immunotherapies, provide this breakthrough in oncology” said Brian Hermann, Vice President of Research at the University of Minnesota.

Employing novel cell engineering techniques and multigenic gene programs, the collaboration will implement next-generation non-viral adoptive cellular therapies based on designer cytokines and CARs under control of RheoSwitch® technology targeting both hematologic and solid tumor malignancies. The synergy between the platforms will be leveraged to accelerate a promising synthetic immunology pipeline, with up to five CARs expected to enter the clinic in 2015 and off-the-shelf programs initiating in 2016.

“It is a shared vision to maximize the speed and breadth of multigenic innovation for patients through the use of nimble, non-viral DNA cell manufacturing strategies that can further overcome viral packaging constraints and economic limitations,” stated Gregory Frost, Ph.D., Senior Vice President and Head of Intrexon’s Health Sector. “Collectively, this will assemble the most advanced set of technologies to empower the strongest adoptive cell therapy pipeline that can drive innovation through multiple horizons and patient populations.”

Cooper, Hackett and colleagues developed a non-viral DNA plasmid-based gene transfer system to modify T cells by creating a CAR that recognizes and binds to a specific cell surface protein on targeted malignant cells. The testing of this system at MD Anderson in humans paves the way for the rapid design and implementation of modified T cells that can be infused into patients with many types of malignancies.

Work continues in conjunction with MD Anderson’s Moon Shots Program, an ambitious initiative to accelerate the conversion of scientific discoveries into clinical advances and significantly reduce cancer deaths, first targeting eight types of cancer. Cooper leads the Applied Cellular Therapeutics platform for the moon shots, providing expertise and new cellular therapy capabilities for both blood and solid tumor cancers. Clinical trials using non-viral adoptive cellular therapies are either under way or planned for specific moon shot cancers.

The shared infrastructure between MD Anderson, Intrexon and ZIOPHARM enables two approaches to deliver these commercially viable T cells to the bedside. The first develops a point-of-care approach with rapid assembly and infusion of autologous T cells. The second arises from the universal donor platform to infuse off-the-shelf T cells using innovative activation and targeting gene programs that precisely recognize and systemically combat malignancies. The collaboration will advance these platforms in parallel with the most effective CAR-T products tested at MD Anderson graduating to multicenter trials.

“The promise of controlled, cell-based immuno-oncology therapy is that we can achieve dramatic, long duration anti-cancer results while keeping patients out of intensive care during treatment. As importantly, we can reproduce these results in a globally scalable and economically viable way,” remarked Jonathan Lewis, M.D., Ph.D., Chief Executive Officer of ZIOPHARM Oncology. “The MD Anderson Cancer Center has long been a leader in cancer therapy, in terms of innovation, patient care, and the highest quality research. As part of our commitment to this important partnership and the acceleration of translational medicine, ZIOPHARM will build a base of operations in Houston to join and collaborate with the academic and medical community around this world-class institution.”

“The human application of T cell therapies provides cancer patients with new hope, and the alignment of MD Anderson’s immunotherapy and translational programs with Intrexon and ZIOPHARM will help make that hope a reality,” Cooper said. “These two interconnected companies have first-in-class genetic tools and systems to reprogram cells and the management and regulatory expertise to undertake development of potent and focused cell-based immunotherapies.”

Under the terms of the agreement, MD Anderson shall receive consideration of $100 million; $50 million from each Intrexon and ZIOPHARM, payable in shares of their respective common stock, as well as a commitment of $15 to $20 million annually over three years for researching and developing the technologies. The parties will enter into additional collaboration and technology transfer agreements to accelerate technology and clinical development. Further details on the terms of the transaction will be available within the current reports on Form 8-K filed today by Intrexon and ZIOPHARM.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment, and Consumer Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform and suite of technologies, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression and control technology to deliver DNA for the treatment of cancer. ZIOPHARM’s technology platform employs Intrexon Corporation’s RheoSwitch Therapeutic System^® technology to turn on and off, and precisely modulate, gene expression at the cancer site in order to improve the therapeutic index. This technology is currently being evaluated in Phase 2 clinical studies of the immune system cytokine interleukin-12 for the treatment of breast cancer and advanced melanoma. The Company’s synthetic immuno-oncology programs in collaboration with Intrexon also include chimeric antigen receptor T cell (CAR-T) approaches.

About MD Anderson

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world’s most respected centers focused on cancer patient care, research, education and prevention. It is one of only 41 comprehensive cancer centers designated by the National Cancer Institute (NCI). For the past 25 years, MD Anderson has ranked as one of the nation’s top two cancer centers in U.S. News & World Report’s annual “Best Hospitals” survey. It receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, RheoSwitch, RTS, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. and Intrexon Corporation that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; our future presentations at industry meetings; financial projections and estimates and their underlying assumptions; and future performance. All of such statements include certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether any of our other therapeutic discovery and development efforts will advance further in pre-clinical research or in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any other therapeutic products we develop will be successfully marketed if approved; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

For more information about Intrexon Corporation, contact:

Corporate:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com

For more information about ZIOPHARM Oncology, contact:

Lori Ann Occhiogrosso

Director of Corporate Communication

ZIOPHARM Oncology, Inc.

617-259-1987

locchiogrosso@ziopharm.com

David Pitts or Eliza Schleifstein

Argot Partners

212-600-1902

david@argotpartners.com

eliza@argotpartners.com

For more information about MD Anderson, contact:

Ron Gilmore, 713-745-1898 (Work), 575-915-5790 (Cell), rlgilmore1@mdanderson.org, or Scott Merville, 713-792-0661 (Work), 713-516-4855 (Cell), smerville@mdanderson.org.